UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 8, 2016, the Board of Directors (the “Board”) of U.S. Concrete, Inc. (the “Company”) appointed Joseph C. “Jody” Tusa, Jr. as the Company’s Senior Vice President and Chief Financial Officer, effective as of February 1, 2016.

On February 1, 2016, the Company and Mr. Tusa entered into an Executive Severance Agreement (the “Executive Severance Agreement”), which is effective as of February 1, 2016 and provides that if Mr. Tusa’s employment is terminated without “cause” by the Company or by Mr. Tusa for “good cause” prior to, or more than one year following, a “change in control,” he would be entitled to the following severance payments and benefits:

•
a lump-sum cash payment equal to his monthly base salary in effect on the date of termination multiplied by 12, in addition to any accrued but unpaid monthly base salary for any partial month in which the termination occurs;

•
a lump-sum cash payment equal to the amount of (i) his target annual bonus in respect of the bonus year in which the termination occurs, prorated according to his length of service during the bonus year, and (ii) the value of unused vacation days earned in the year prior to the year in which the termination occurs, plus the value of any unused vacation days earned in the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the benefit of Mr. Tusa (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after his termination; and

•
accelerated vesting of 50% of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Tusa prior to the date of termination that would otherwise have vested during the twelve-month period following the date of termination (assuming for such purpose such termination had not occurred). Any vested stock options then held by Mr. Tusa will remain exercisable until the earlier of (i) the expiration of the twelve-month period following his termination and (ii) the expiration date of the original term of the applicable stock option. Any stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Tusa that remain unvested on the date of termination will be immediately forfeited and cancelled.

In the event that Mr. Tusa’s employment is terminated by the Company without “cause” or by Mr. Tusa for “good cause” within one year following a “change in control,” he would be entitled to the following severance payments and benefits:

•
a lump-sum cash payment equal to two times the sum of (1) his monthly base salary in effect on the termination date multiplied by 12 and (2) the amount of his full target bonus in respect of the bonus year in which the termination occurs;

•
a lump-sum cash payment equal to the value of his accrued but unpaid salary through the date of such termination, plus his unused vacation days earned for the year prior to the year in which the termination occurs and his unused vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of Mr. Tusa (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•
accelerated vesting of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Tusa by the Company prior to his termination.

In the event that the Company consummates a change in control, whether or not Mr. Tusa’s employment is terminated, Mr. Tusa will be entitled to acceleration of all stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Tusa by the Company prior to the change in control.

In the event that Mr. Tusa's employment is terminated by reason of his death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as described above with respect to a termination by the Company without cause or by Mr. Tusa for good cause in the absence of a change in control, except that any unvested equity awards held by Mr. Tusa would be forfeited immediately upon such termination.

Mr. Tusa’s Executive Severance Agreement is generally designed to avoid the adverse effects of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive Severance Agreement provides that if any portion of the payments or benefits under such agreement or under any other agreement for Mr. Tusa would constitute an excess parachute payment for purposes of the Code, such payments and benefits will be reduced so that Mr. Tusa will be entitled to receive $1 less than the maximum amount that he could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments.

In consideration of the benefits due to Mr. Tusa under the Executive Severance Agreement, Mr. Tusa agrees not to compete with the Company or solicit the Company’s customers or employees during Mr. Tusa’s employment and for a period of one year (or, in the event of a termination of employment within one year following a change in control, two years) after his employment is terminated.

Under the Executive Severance Agreement, “good cause” for Mr. Tusa to terminate his employment means:

•	a material diminution in his then-current monthly base salary;

•	a material change in the location of his principal place of employment by the Company;

•	any material diminution in his current position or any title or position to which he has been promoted;

•
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because the Company ceases to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or cease to be required to file reports under Section 15(d) of the Exchange Act, then his authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities); or

•	any material breach by the Company of any material provision of the Executive Severance Agreement.

Under the Executive Severance Agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•
the date the Company merges or consolidates with any other person or entity, and the voting securities of the Company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

•	the date the Company sells all or substantially all of our assets to any other person or entity;

•	the date the Company is dissolved;

•
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of the Company; or

•
the date the individuals who constituted the nonemployee members of the Company’s Board of Directors (the “Incumbent Board”) as of February 1, 2016 cease for any reason to constitute at least a majority of the nonemployee members of the Company’s Board of Directors, provided that, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” will not be deemed to have occurred in connection with any bankruptcy or insolvency of the Company, or any transaction in connection therewith.

Under the Executive Severance Agreement, “cause” for the Company to terminate Mr. Tusa’s employment means (i) his gross negligence, willful misconduct or willful neglect in the performance of his material duties and services as the Chief Financial Officer of the Company; (ii) his final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge; (iii) any criminal indictment relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes the Company to ridicule, shame or business or financial risk; or (iv) a material breach by the officer of any material provision of the Executive Severance Agreement.

In addition, on February 1, 2016, the Company and Mr. Tusa entered into the Company’s form of Indemnification Agreement, which provides indemnification for Mr. Tusa for certain events or occurrences while he serves the Company as an officer or director or in certain other capacities at the Company’s request.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Executive Severance Agreement attached hereto as Exhibit 10.1 and the Indemnification Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
10.1	Executive Severance Agreement, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr., dated February 1, 2016.
10.2	Indemnification Agreement, dated February 1, 2016, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: February 2, 2016	By:	/s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Executive Severance Agreement, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr., dated February 1, 2016.
10.2	Indemnification Agreement, dated February 1, 2016, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr.